Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants TESTEQUITY ACQUISITION, LLC As of and for the year ended December 31, 2021

GRANT THORNTON LLP	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

515 South Flower Street, 7th Floor
Los Angeles, CA 90071-2201

D +1 213 627 1717
F +1 213 624 6793
Board of Directors
TestEquity Acquisition, LLC

Opinion

We have audited the consolidated financial statements of TestEquity Acquisition, LLC (a Delaware limited liability company) and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

•   Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•   Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•   Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•   Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Los Angeles, California
June 13, 2022

TestEquity Acquisition, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2021

(In Thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
ASSETS

Current assets
Cash	$5,543	$1,172
Accounts receivable, net of allowance for doubtful accounts of $2,523 and $3,943, respectively	40,908	42,121
Inventories	39,178	41,143
Prepaid expenses and other current assets	3,265	3,785
Income tax receivable	66	26

Total current assets	88,960	88,246

Rental equipment, net	24,726	20,543
Property and equipment, net	1,582	1,951
Deposits and other assets	167	232
Deferred tax asset	—	82
Goodwill	70,112	62,867
Intangible assets, net	52,977	55,773

Total assets	$238,523	$229,694

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$34,668	$29,615
Income tax payable	40	82
Term loan, current portion - related party	119,361	119,180
Notes payable, current portion - related parties	4,317	2,917
Revolving loan facility - related party	1,000	3,000

Total current liabilities	159,386	154,794

Deferred tax liability	3,733	5,005

Total liabilities	163,119	159,799

Commitment and contingencies
Members’ equity	75,404	69,894

Total liabilities and members’ equity	$238,523	$229,694

See accompanying notes to the consolidated financial statements.

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2021

(In Thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Net revenues
Equipment sales	$260,250	$242,756
Rental	10,253	13,536

Total net revenues	270,503	256,292

Cost of sales
Cost of sales of equipment	197,759	194,537
Depreciation of rental equipment	5,940	6,659

Total cost of sales	203,699	201,196

Gross profit	66,804	55,096

Selling, general and administrative expenses	59,482	58,613
Depreciation and amortization	6,228	6,472

Gain (loss) from operations	1,093	(9,991)

Interest expense - related party	(10,850)	(10,531)
Loss on sale of fixed assets	(179)	(54)

Loss before benefit for income taxes	(9,937)	(20,576)

Benefit for income taxes	1,272	4,647

NET LOSS	(8,665)	(15,929)

Other comprehensive loss:
Foreign currency translation, net	(30)	(85)

Comprehensive loss	$(8,694)	$(16,014)

See accompanying notes to the consolidated financial statements.

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Year Ended December 31, 2021

(In Thousands)

			Accumulated
			Other	Total
	Members’	Retained	Comprehensive	Members’
	Equity	Deficit	Income (loss)	Equity
Balance, January 1, 2020	$86,566	$(7,072)	$13	$79,507
Member contributions	6,184	—	—	6,184
Unit-based compensation	217	—	—	217
Foreign exchange loss	—	—	(85)	(85)
Net loss	—	(15,929)	—	(15,929)

Balance, December 31, 2020	$92,967	$(23,001)	$(72)	$69,894

Members’ Contributions	9,233	—	—	9,233
Member units issued for business combination	4,119	—	—	4,119
Unit-based compensation	853	—	—	853
Foreign exchange loss	—	—	(30)	(30)
Net loss	—	(8,665)	—	(8,665)

Balance, December 31, 2021	$107,172	$(31,666)	$(102)	$75,404

See accompanying notes to the consolidated financial statements.

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2021

(In Thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,665)	$(15,929)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of rental equipment	(2,054)	(2,012)
Depreciation and amortization	12,168	13,105
Change in allowance for doubtful accounts	1,420	—
Unit-based compensation	853	227
Deferred income taxes	(1,523)	(4,580)
Profit interest unit expense	—	(380)
Amortization of debt issuance costs	714	715
Gain on sale of property and equipment	—	(9)
Changes in assets and liabilities:
Accounts receivable	(1,047)	13,385
Inventories	7,114	2,935
Prepaid expenses and other current assets	520	(1,473)
Income tax payable	(82)	183
Accounts payable and accrued expenses	(1,562)	(3,201)

Net cash provided by operating activities	7,855	2,967

Cash flows from investing activities:
Payments for acquisition of property and equipment	(132)	(501)
MCS Acquisition, net of cash acquired	(7,626)	—
Payments for acquisition of rental equipment	(8,737)	(9,189)
Proceeds from sale of rental equipment	6,341	6,643

Net cash used in investing activities	(10,154)	(3,047)

Cash flows from financing activities:
Equity contributions	9,233	6,184
Payments on debt (related parties)	(533)	(250)
Payments on line of credit (related parties)	(2,000)	(6,000)

Net cash provided by (used in) financing activities	6,700	(66)

Effect of foreign currency rates on cash	(30)	(85)

Net change in cash	4,371	(232)
Cash at beginning of period	1,172	1,404

Cash at end of period	$5,543	$1,172

Supplemental cash flow information
Interest paid (related parties)	$(10,850)	$(10,531)
Issuance of sellers note during business combination	$1,400	$—
Equity issue during business combination	$4,119	$—

See accompanying notes to the consolidated financial statements.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Activities

TestEquity Acquisition, LLC (“TEA LLC”), collectively with its subsidiaries (the “Company”) is engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company sells and rents to customers in many major industries, including electronic manufacturing, telecommunications, education, automotive, medical, aerospace and defense.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include the accounts of TestEquity Acquisition, LLC, a Delaware limited liability company, which is an intermediary holding company, and its subsidiaries TestEquity, LLC (“TE LLC”), a Delaware limited liability company, MCS Test Group Limited (TE UK”), a United Kingdom company, TestEquity de Mexico S. de R.L. de C.V., a Mexican limited liability company (“TE Mexico”) and TestEquity, Inc. (“TE Canada”), a Canadian Corporation. TE LLC, MCS Test Group, TE Mexico and TE Canada are operating entities engaged in the sale and rental of new and used electronic test and measurement equipment and specialty tools. All intercompany balances and transactions have been eliminated. TE Mexico is 99% and 1% owned by TE LLC and TEA LLC, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company generates revenue through the sale of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company generally invoices customers as goods are shipped. Fees are typically due and payable 30 days after date of shipment. Generally, customers gain control of the goods upon providing the product to the carrier, or when services are completed.

The Company determines revenue recognition through the following steps:

•	Identification of the contract(s) with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract(s)

•	Recognition of revenue when the Company satisfies a performance obligation

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue Recognition – Continued

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Typically, the Company has a purchase order or master service agreement with the customer that specifies the goods and/or services to be provided.

The Company’s revenue contracts generally represent a single performance obligation to sell its products to trade customers. Net sales reflect the transaction prices for contracts reduced by variable consideration. The Company provides a rebate to select customers if pre-determined purchase thresholds are met. The rebate consideration is not in exchange for a distinct good or service. Variable consideration is estimated using the expected valued method considering all reasonably available information, including the Company’s historical experience and its current expectations, and is reflected in the transaction price when sales are recorded. Sales returns are generally accepted by the Company, however, are not material to the Company’s operations. The Company’s contracts with trade customers do not have significant financing components or non-cash consideration. The Company records net sales excluding taxes collected on its sales to its trade customers.

The Company has elected to account for shipping and handling costs incurred to deliver products to customers as fulfillment activities, rather than a promised service. As such, fulfillment costs are included in cost of goods sold in the consolidated statement of operations and comprehensive loss. The Company provides an assurance type warranty which is not sold separately and does not represent a separate performance obligation.

For the majority of transactions, the Company recognizes revenue at the time of shipment, when control is passed to the customer. For consigned vendor managed inventory, revenue is recognized when inventory is removed from the Company’s stock location and controlled by the customer.

Rental revenues are recognized in the month they are due on the accrual basis of accounting. The Company provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue. Included in accounts payable and accrued expenses is $0.5 and $0.5 million of unearned rent revenue at December 31, 2021 and December 31, 2020 respectively.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Disaggregation of Revenues

The following table represents a disaggregation of the Company’s total revenues separated by major category for the year ended December 31, 2021, and December 31,2020 (in thousands):

Revenues	2021	2020
Equipment Sales	$260,250	$242,756
Rental	10,253	13,536

Total revenues	$270,503	$256,292

Contract balances

Accounts receivable represents the Company’s unconditional right to receive consideration from its customers. ASC 606 also requires an entity to present a contract liability in instances where the customer is entitled to a volume rebate based on purchases made during the period.

There were no impairment losses recognized on the Company’s accounts receivable during the fiscal year ended December 31, 2021, nor December 31, 2020. There were no significant changes in the contract assets or the contract liabilities for the fiscal year ended December 31, 2021, nor December 31,2020.

Assets recognized from the costs to obtain a contract with a customer

Typically, the Company incurs commission cost on product sales as the sale occurs. However, purchase orders are fulfilled in a short time frame and the Company’s contracts qualify for the practical expedient since contract acquisition costs would have been amortized in one year or less. Therefore, the Company elected to apply the practical expedient and immediately expense contract acquisition costs.

Cash

The Company considers all highly liquid financial instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company maintains cash balances in qualified financial institutions, and at various times such amounts are in excess of federally insured limits.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. The Company records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Comprehensive Income

The Company’s comprehensive income includes foreign currency translation adjustments. Asset and liability accounts of international operations are translated into the Company’s functional currency, U.S. dollars, at current rates. Revenues and expenses are translated at the weighted-average currency rate for the fiscal year.

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over three to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Depreciation of rental pool equipment and property and equipment is provided for on a straight-line method over the remaining useful lives, which are generally as follows:

	Life (years)
	From	To
Office furniture and equipment	2	5
Computer hardware	3	5
Computer software	3	5
Leasehold improvements	0	7
Rental Equipment	3	7

Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made. As of and for the year ended December 31, 2021, and December 31, 2020, management concluded that no impairment of long-lived assets occurred.

Goodwill

The Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles, Goodwill and Other: ASC 350 requires that goodwill and other unamortizable intangible assets be tested for impairment at least annually or earlier if indicators of impairment exist.

In January 2017, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles — Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (ASU 2017-04). The standard simplifies the subsequent measurement of goodwill by removing the requirement to perform a hypothetical purchase price allocation to compute the implied fair value of goodwill to measure impairment. Instead, goodwill impairment is measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

The Company conducted a quantitative analysis as of December 31, 2021 and December 31,2020 (the Company’s annual assessment date), noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was required. The Company is a single reporting unit and performed the test as such, by comparing Company’s carrying value, including goodwill, to its fair value. The fair value was assessed using a discounted cash flow model. The realization of these forecasts is dependent on a number of variables and conditions, many of which are due to the uncertainties associated with COVID-19 and current global supply chain restraints; and as a result, actual results may materially differ from management’s estimates.

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other: This guidance allows the Company to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. For the year ended December 31, 2021, and December 31,2020, management concluded that no impairment of assets occurred.

Debt Issuance Costs

The Company amortizes costs incurred in connection with obtaining financing over the terms of the related debt using the effective-interest-rate method. Debt issuance costs are recorded as a contra liability within the term loan, current portion line item on the consolidated balance sheets. All balances included in the term loan are classified as current portion due to the forbearance with the lender (See Note 9). Amortization of debt issuance costs, which is included in interest expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2021, amounted to approximately $0.7 million. December 31, 2020, amounted to approximately $0.7 million.

Advertising

The Company incurs advertising costs that primarily consist of the costs associated with digital and print advertising expense, trade show participation, customer seminars and joint marketing programs with company suppliers. Such amounts are expensed as incurred. Advertising expense for the year ended December 31, 2021, and December 31,2020, amounted to approximately $2.2 million and $1.4 million, respectively.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes

The Company accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

The Company has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be recognized in the consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Unit-Based Compensation

The Company accounts for unit-based compensation for equity-classified awards using the fair value method. The fair value of equity-classified awards granted is estimated at the date of grant and recognized as compensation expense on a straight-line basis over the requisite service period. Unit-based compensation expense for the year ended December 31, 2021, and December 31, 2020 amounted to approximately $0.9 million and nil, respectively.

Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair values of the Company’s cash, accounts receivable, accounts payable, and all other current liabilities approximate their carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, which approximates carrying value, was estimated using available market information and discounted cash flow analyses based on borrowing rates it believes it could obtain with similar terms and maturities and approximates the historical cost.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value Measurements

Under the ASC 820, Fair Value Measurements and Disclosures, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The Company did not have any Level 2 or Level 3 assets or liabilities during the year ended December 31, 2021, nor December 31, 2020.

Evaluation of Ability to Maintain Current Level of Operations - Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are available to be issued and will be able to realize the Company’s assets and discharge the Company’s liabilities and commitments in the normal course of business.

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2021, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to meet its obligations as they became due over the next twelve months from the date of issuance of these consolidated financial statements. Management assessed that there were no such conditions and events as a result of all debt being paid off on April 1, 2022. All term loans, notes payable, and revolving credit facilities have been satisfied.

As of December 31, 2021 the Company has entered into a Plan of Merger dated December 29, 2021 (the “TestEquity Merger Agreement”), by and among LKCM TE Investors, LLC (the “TestEquity Equityholder”), TestEquity Acquisition, LLC (“TestEquity”), Lawson and Tide Sub, LLC, a wholly-owned subsidiary of Lawson (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which Merger Sub 1 will merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”).

As further discussed in Note 15 Subsequent Events, the merger was completed on April 1, 2022

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Issued Accounting Standards

In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606), and Leases (Topic 842): Effective Dates for Certain Entities (ASU No. 2020-05), to defer the effective dates of certain major accounting standards for which implementation challenges were amplified by disruptions caused by the COVID-19 pandemic. Private companies now have a one-year deferral option to apply Topic 606 and Topic 842 to fiscal years beginning after December 15, 2021. Early adoption is still permitted. The Company adopted the provisions of Topic 606 as of January 1, 2020. The Company has adopted the one-year deferral provision contained within ASU 2020-05 and has elected to defer the adoption of Topic 842 as permitted.

Recently Issued Accounting Standards Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (Topic 740). ASU 2019-12 is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The guidance is effective for annual periods beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. Management is currently evaluating the potential impact that adopting ASU 2019-12 will have on its consolidated financial statements and footnote disclosures.

NOTE 3 – ACQUISITION OF MCS TEST GROUP

On July 31, 2021, the Company acquired certain assets and assumed certain operating liabilities from MCS Test Group Ltd (MCS). MCS is a UK based company, engaged in the distribution of electronic test and measurement equipment, with complementary value-added capabilities. Transaction related costs have been expensed as a component of selling, general and administrative expenses during the year ended December 31, 2021.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 3 – ACQUISITION OF MCS TEST GROUP – Continued

A summary of the acquired assets and assumed liabilities for the MCS is as follows:

Base purchase price
Cash consideration	8,656
Issue of the consideration of units to the sellers	4,194
Sellers Notes	1,400

Total Net Asset Consideration	$14,250

Less fair value of acquired net assets
Cash	1,030
Accounts receivable, net	2,300
Inventory	519
Rental equipment	3,702
Deferred tax asset and liabilities	(193)
Accounts payable	(2,523)
Accrued expenses	(493)

Excess purchase price over fair value of net tangible assets acquired	$4,342

The allocation of excess purchase price over the fair value of net tangible assets acquired was recorded as follows:
Customer relationships	2,621
Trade names/trademarks	41
Goodwill	7,245

Excess purchase price over fair value of net tangible assets acquired	$14,250

As of the issuance of these consolidated financial statements, the Company’s management is still in the process of completing the purchase price allocation for this business combination and the estimated fair value of the acquired rental equipment and customer relationships is provisional pending the completion of the valuations for those assets. Adjustments to these balances may be necessary during the measurement period as permitted under ASC 805.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 4 - INVENTORIES

Inventories consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Parts	$2,875	$3,156
Work in process	—	316
Finished goods	37,652	39,457

	40,527	42,929
Less: reserve for obsolescence	(1,349)	(1,786)

	$39,178	$41,143

NOTE 5 - RENTAL EQUIPMENT, NET

Rental equipment consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Rental equipment	$49,476	$44,481
Less: accumulated depreciation	(24,750)	(23,938)

	$24,726	$20,543

Depreciation expense included in cost of sales for rental equipment for the year ended December 31, 2021 and December 31,2020, amounted to $5.9 million and $6.7 million, respectively.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Office furniture and equipment	$2,665	$2,573
Computer hardware	872	902
Computer software	437	437
Leasehold improvements	1,840	1,840

	5,814	5,752
Less: accumulated depreciation and amortization	(4,232)	(3,801)

	$1,582	$1,951

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 6 - PROPERTY AND EQUIPMENT, NET – Continued

Depreciation and amortization expense for property and equipment for the year ended December 31, 2021, and December 31, 2020, amounted to $0.9 million and $0.6 million, respectively.

NOTE 7 - GOODWILL AND INTANGIBLES ASSETS

Amounts related to goodwill consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Goodwill
Balance, beginning of period	$62,867	$62,867
Goodwill acquired	7,245	—

Balance, end of period	$70,112	$62,867

Amounts related to finite-lived intangible assets at December 31, 2021, and December 31, 2020 are as follows (in thousands):

		2021	2020
		Gross carrying	Gross carrying
	Estimated life	value	value
Customer relationships	5 - 15 years	$55,211	$52,590
Trade name	3 - 15 years	19,591	19,550
Internal Use Software	3 - 10 years	2,970	2,970
Acquired leases	1 - 3 years	789	789

		78,562	75,899
Less: accumulated amortization		(25,585)	(20,126)

		52,977	55,773

Amortization expense related to finite -lived intangible assets for the year ended December 31, 2021, and December 31, 2020, amounted to $5.4 million and $5.6 million, respectively.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 7 - GOODWILL AND INTANGIBLES ASSETS – Continued

Annual amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years and thereafter as of December 31, 2021 is as follows (in thousands):

Year ending December 31,	2021
2022	5,992
2023	5,992
2024	5,992
2025	5,992
2026	5,992
Thereafter	23,019

$52,977

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Trade accounts payable and accrued accounts payable	$21,355	$20,160
Accrued interest	1,221	619
Management fee payable (related party)	4,667	2,724
Other accrued expenses	7,425	6,112

	$34,668	$29,615

NOTE 9 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)

Debt consisted of the following as of December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Revolving loan facility, due April 2022	$1,000	$3,000
Sellers notes	1,400	—
Term loan, due April 2022	119,599	120,132
Other note payable	2,917	2,917

	124,916	126,049
Less: deferred financing	(238)	(952)

	$124,678	$125,097

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 9 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES) – Continued

Each of the debt facilities listed above are held with related party financial institutions. The Term loan debt includes an original issue discount incurred in connection with the financing agreement. The discount is being amortized using the effective-interest-method over the term of the related debt.

The Company’s Term loan required quarterly principal payments in the amount of $0.1 million through September 30, 2021, and $0.3 million on December 31, 2021, and March 31, 2022, and a balloon principal payment of $120.0 million on April 28, 2022. Interest on the first $101.0 million was based on LIBOR plus 5.25% and interest on the remaining balance was based on the LIBOR plus 5.50% and is payable quarterly.

The Company had $1.0 million and $3.0 million outstanding on its revolving loan advance facility as of December 31, 2021, and December 31, 2020, respectively.

Borrowings under the above arrangements are collateralized by substantially all the assets of the Company. In addition, the facilities are governed by a loan and security agreement that requires compliance with certain financial and nonfinancial covenants, which include, but are not limited to, leverage and capital expenditure requirements. During the year ended December 31, 2020, the Company defaulted on certain covenants on its Term loan. To cure the default, the Company and the related party lender agreed to a forbearance on the loan and required certain members to make equity contributions of approximately $6.2 million in exchange for member units, in addition to maintaining certain leverage ratios, minimum liquidity, and EBITDA targets as the new covenants under the revised credit agreement during the forbearance period.

Due to the default being present as of December 31, 2021, coupled with the working capital being utilized to pay off the debt, the Company has classified the debt as current. As discussed further in Note 16, Subsequent Events, as a result of the merger effective on April 1, 2022, the company’s debt was paid off in total.

NOTE 10 - INCOME TAXES

The benefit for income taxes consisted of the following for the year ended December 31, 2021, and December 31, 2020 (in thousands):

	2021	2020
Current	$251	$(62)
Deferred	(1,523)	(4,585)

Total	$(1,272)	$(4,647)

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 10 – INCOME TAXES – Continued

The Company’s effective tax rate differs from the federal statutory rate of 21% primarily due to state income taxes, and non-deductible expenses such as meals and entertainment, parking, and transaction costs and change in valuation allowance.

The tax effect of temporary differences that give rise to a significant portion of the net deferred tax liability at December 31, 2021 and December 31, 2020 are summarized as follows (in thousands):

	2021	2020
Net operating loss carryforwards	$8,521	$7,484
Other temporary differences	(16)	367
Stock compensation	510	505
Variance allowance	(821)	(386)
Interest expense	5,225	3,685
Capitalized inventory	781	834
Accruals and reserves	2,105	2,431
Property and equipment	(5,560)	(5,261)
Intangible assets	(14,478)	(14,664)

Net deferred tax liability	$(3,733)	$(5,005)

At December 31, 2021 and December 31, 2020, the Company has federal net operating loss carryforwards of approximately $29.1 million and $26.0 million, respectively, and state net operating loss carryforwards of approximately $29.6 million and $27.6 million, respectively. $2.2 million of the federal net operating loss carryforwards will begin to expire in 2037 unless previously utilized and $26.9 million of the federal net operating loss generated on or after January 1, 2018, will not expire and will be limited to 80% usage starting in 2021. The state net operating loss carryforwards will begin to expire in 2026. Utilization of the net operating loss carryforward is subject to an annual limitation as a result of Internal Revenue Code Section 382.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company at present does not expect that the NOL carryback provision of the CARES Act would result in a cash benefit due to the existence of previously incurred losses.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its warehousing and office facilities and certain vehicles under non-cancelable operating lease arrangements, which expire on various dates through October 2029.

Annual future minimum lease payment requirements under non-cancelable long-term operating lease agreements at December 31, 2021, are as follows (in thousands):

Year ending December 31,
2022	2,589
2023	2,228
2024	2,181
2025	2,046
Thereafter	5,517

$14,561

Rent expense for the year ended December 31, 2021, and December 31, 2020, amounted to amounted to $2.6 million and $2.6 million, respectively.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management believes, as of December 31, 2021, and December 31, 2020, that any such matters will not have a material adverse effect on the consolidated financial statements.

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION

During the year ended December 31, 2021, and December 31, 2020, the Company awarded 2,105,000 and 2,505,524 Incentive Common Units (ICUs), respectively. The ICUs vest ratably at a rate of 20% annually and are fully vested and exercisable after five years. As of December 31, 2021, and December 31, 2020, the Company had 12,115,750 and 10,010,750 ICUs outstanding, respectively.

The fair value of these ICUs was estimated at the date of grant and is being recognized as compensation expense over the requisite vesting period. Unit-based compensation recognized for the current and prior year ICU awards was $0.9 million and $0.2 million and recorded as a component of Selling, general and administrative expense during the year ended December 31, 2021, and December 31, 2020, respectively. The remaining compensation expense expected to be recognized for these ICUs in future periods total $1.0 million.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION – Continued

The expected term used in the valuation of the ICUs was five years. The average fair value of the units issued during the year ended December 31, 2021, and December 31, 2020, was $0.40 and nil.

The following is a summary of the Company’s ICUs during the periods (in thousands):

	2021		2020
	Unvested	Vested	Unvested	Vested
Common ICUs - January 1, 2021	2,375	7,636	5,735	4,624
Granted	1,684	421	2,506	—
Forfeited	—	—	(3,322)	—
Vested	(475)	475	(2,544)	3,012

Common ICUs - December 1, 2021	3,584	8,532	2,375	7,636

NOTE 13 - EMPLOYEE BENEFIT PLAN

401(k) Plan

The Company maintains a 401(k)-plan covering all employees, subject to certain participation and vesting requirements. The Company will match 50% of the aggregate salary reduction contribution to the extent the aggregate contribution does not exceed 5% of compensation. The Company’s contribution is funded monthly in the amount required by employee salary reduction contributions.

The Company’s matching contribution to the 401(k) plan for the year ended December 31, 2021, December 31, 2020, amounted to approximately $0.8 million and $0.4 million, respectively.

NOTE 14 - RELATED-PARTY TRANSACTIONS

The Company has entered into service agreements with entities that are Members of the Company. Under the agreement, the Company pays an annual fee plus expenses for executive and general management services. Fees incurred from related parties for the year ended December 31, 2021, and December 31, 2020, amounted to approximately $1.8 million and $1.9 million, respectively, and were included in selling, general, and administrative expenses.

As described in Note 9, borrowings under each of the Company’s credit facilities are held with entities that are Members of the Company. Interest expense under these credit facilities for the year ended December 31, 2021, and December 31, 2020, amounted to approximately $10.9 million and $10.5 million, respectively.

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021

NOTE 15 - SUBSEQUENT EVENTS

The Company evaluated subsequent events though June 13, 2022, the date the consolidated financial statements were available to be issued.

On April 1, 2022, the Company completed the merger agreement pursuant to the merger, as described in Note 9 above. In accordance with and under the terms of the merger agreement Lawson Products, Inc.: (i) issued to the Company 3,300,000 shares of Lawson common stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

The TestEquity Merger Agreement provides that an additional 700,000 shares of Distribution Solutions Group Inc common stock (the “TestEquity Holdback Shares”) (which were not issued at the closing of the TestEquity Merger) shall be held by Lawson Products, Inc. until released to the former equity holders of the Company or forfeited in accordance with two earnout provisions of the merger agreement. The amount of holdback shares issuable under the first earnout opportunity is based on, among other factors, the consummation of a certain additional acquisition by the Company during the period beginning after December 29, 2021 and ending 90 days after the closing of the merger. If any, the holdback shares remaining after the calculation of the first earnout opportunity, there is a second earnout opportunity based on, among other factors, the increase in TestEquity EBITDA (as defined in the TestEquity Merger Agreement) in calendar year 2022 over calendar year 2021 subject to the calculations within merger agreement.

On April 29, 2022, the Company acquired certain assets and operating liabilities from Interworld Highway, LLC and Richard Wagner, as representative of Sellers (Interworld Highway). Interworld Highway is a New Jersey limited liability company, engaged in the distribution of test and measurement equipment with complimentary value-added capabilities. This was completed pursuant to the Membership Interest Purchasing Agreement dated April 29, 2022, for $55.9 million. The Company is in the process of determining the purchase price allocation for this business combination.